Exhibit 99.1


                Viad Corp Announces Third Quarter Results; Income
       from Continuing Operations of $0.42 per Share; Dykstra to Succeed
                   Bohannon as President and CEO of Viad Corp

    PHOENIX--(BUSINESS WIRE)--Oct. 28, 2005--Viad Corp (NYSE:VVI) today announced third quarter 2005 revenue of $191.1 million, segment operating income of $16.4 million, and income from continuing operations of $9.4 million, or $0.42 per diluted share. Income before impairment losses was $9.9 million or $0.44 per share. These third quarter results included favorable tax settlements of $1.5 million or $0.07 per diluted share.
    Robert H. Bohannon, chairman, president and chief executive officer said,
    "Our strong results for the quarter, which were well above our previous guidance range of $0.27 to $0.33 per share, reflect very good performance at all of our operating companies. In addition to strong operating results, we benefited from favorable tax settlements that also helped to boost earnings. As compared to the 2004 third quarter, our results reflect negative show rotation totaling $37 million in revenue at GES and Exhibitgroup. On a year-to-date basis, our growth is very strong. Year-to-date income before impairment losses of $33.4 million in 2005 is up 14.0 percent as compared to $29.3 million in 2004."
    As described in a separate press release issued today, Viad announced a succession plan in which Bohannon will turn over his responsibilities as president and chief executive officer to Paul Dykstra on April 1, 2006. Dykstra is currently president and chief executive officer of GES Exposition Services, Inc., a subsidiary of Viad. Bohannon will remain as Viad's chairman of the board of directors.

    Impact of Hurricane Katrina

    Viad's 2005 third quarter results were negatively impacted by the flooding and damage caused by Hurricane Katrina. Viad's New Orleans facilities, which housed area operations of GES and Exhibitgroup, have been damaged and have been temporarily closed. During the quarter, Viad recorded a loss of $843,000 ($508,000 after tax) related to the net book value of assets that were damaged as a result of the hurricane.
    Hurricane Katrina and related events also impacted exhibition and event scheduling in the New Orleans area and in other parts of the country. Some exhibitions and events scheduled for the New Orleans area have been cancelled while others have been or will be rescheduled to new locations and dates. Until such time as the New Orleans exhibition and event industry recovers, Viad expects that most major shows previously scheduled to take place in New Orleans will relocate to other venues.
    Viad is in the process of filing claims with its insurance carriers to recover damages covered by its property and business interruption insurance policies. Anticipated recoveries will be recognized when received.

    Third Quarter 2005 Financial Highlights

    Highlights of the 2005 third quarter, compared to third quarter 2004 results, and year-to-date results are presented below.



                                         Q3 2005     Q3 2004    Change
                                         -------     -------    ------
                                           (in millions)
Revenue                                  $191.1      $218.6    -12.6%
Segment operating income                  $16.4       $23.5    -30.4%
Operating margins (1)                      8.6%       10.8%  -220 bps
Income before impairment losses (3)        $9.9       $12.6    -21.3%
Net income (loss) (2)                     $10.7      $(68.3)       NM
Adjusted EBITDA (3)                       $19.1       $24.4    -21.5%
Cash from operations                      $24.7       $10.5        NM
Free cash flow (3)                        $20.6        $7.2        NM




                                          YTD          YTD      Change
                                          2005         2004
                                        -------      -------   -------
                                           (in millions)
Revenue                                  $667.7      $633.5      5.4%
Segment operating income                  $61.4       $58.6      4.8%
Operating margins (1)                      9.2%        9.3%    -10 bps
Income before impairment losses (3)       $33.4       $29.3     14.0%
Net income (loss) (2)                     $34.0      $(51.5)       NM
Adjusted EBITDA (3)                       $71.8       $63.4     13.2%
Cash from operations                      $34.4       $32.8      4.7%
Free cash flow (3)                        $17.8       $23.5    -24.4%

NM = Not meaningful

(1) For operating margins, the change from the prior year period is presented in basis points.

(2) Net income in 2005 includes an impairment loss of $508,000, after tax, related to assets damaged as a result of Hurricane Katrina and income from discontinued operations, which primarily consists of $1.3 million in the third quarter relating to favorable state tax settlements. Net income in 2004 includes impairment losses of $80.8 million, after tax, relating to goodwill and intangible assets at Exhibitgroup/Giltspur.

(3) Income before impairment losses is defined by Viad as income from continuing operations before asset impairments. Adjusted EBITDA is defined by Viad as net income before interest expense, income taxes, depreciation and amortization, asset impairments, changes in accounting principles and the effects of discontinued operations. Free cash flow is defined by Viad as net cash provided by operating activities minus capital expenditures and dividends. Income before impairment losses, Adjusted EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America
    (GAAP) and may not be comparable to similarly titled measures presented by other companies.

    These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Free cash flow is also used by management to assess the company's ability to service debt, fund capital expenditures and finance growth. Management believes these non-GAAP measures are useful to investors in benchmarking and trending the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP. See Table Two for reconciliations of income from continuing operations to income before impairment losses, of net income to Adjusted EBITDA, and of net cash provided by operating activities to free cash flow.


    At the end of the third quarter 2005:

    --  Cash and cash equivalents were $143.7 million.

    --  Debt totaled $17.8 million, with a debt-to-capital ratio of
        4.3 percent.

    GES Exposition Services (GES)

    GES' revenue for the third quarter of 2005 was $119.6 million, down $21.2 million or 15.0 percent from $140.7 million in the third quarter 2004, due to negative show rotation. Segment operating income was $1.5 million as compared to $11.6 million in 2004.
    Bohannon said, "As expected, the declines versus the 2004 third quarter were due to show rotation, which negatively impacted GES' revenue by nearly $27 million. This was partially offset by strong growth in GES' base shows, driven by the Products and Services group and continued improvement in the exhibition and event industry. For the year-to-date, revenue has increased 6.0 percent. GES is performing very well on the top line, but certain challenges, including high fuel costs, continue to weigh on GES' margins."

    Exhibitgroup/Giltspur (Exhibitgroup)

    Exhibitgroup's third quarter revenue was $27.3 million, down $10.9 million or 28.5 percent from $38.1 million in the 2004 third quarter, due to negative show rotation. Segment operating results improved to a loss of $4.2 million, as compared to a loss of $4.9 million in the 2004 third quarter.
    Bohannon said, "Exhibitgroup continues to do a great job of improving its gross margins and its overall cost structure. This is evident in the improved operating results on a revenue decrease of
28.5 percent. This revenue decrease was expected and was driven by negative show rotation revenue of approximately $10 million from a European airshow. That airshow occurred in the second quarter this year as compared to the third quarter in 2004. Year-to-date, Exhibitgroup has improved its operating results by $3.8 million on essentially flat revenue."

    Travel and Recreation Services

    Travel and Recreation Services segment revenue for the 2005 third quarter was $44.3 million, up $4.6 million or 11.5 percent, as compared to $39.7 million in the 2004 third quarter. Segment operating income was $19.1 million, up $2.1 million or 12.6 percent, as compared to $16.9 million in the 2004 third quarter. Operating margins were
43.1 percent compared to 42.6 percent in 2004.
    Bohannon said, "Both Brewster and Glacier Park contributed to this segment's strong growth in the quarter. Brewster's growth was driven mainly by increased passengers on the gondola, an increase in occupancy at the Mount Royal Hotel and increased revenue per passenger on the ice field tours. Glacier Park, which has now closed for the season, had another record year in terms of occupancy and revenue."

    2005 Outlook

    Guidance provided by Viad is subject to change as a variety of factors can affect actual operating results. Those factors are identified in the safe harbor language at the end of this press release.
    Viad's guidance for the full year 2005 has been increased as a result of the strong third quarter results, including favorable tax settlements. Full year income before impairment losses is now expected to be in the range of $1.38 to $1.42 per share, versus prior guidance of $1.23 to $1.34 per share, and compared to income before impairment losses of $1.07 per share in 2004. Fourth quarter guidance has been reduced slightly to a loss of $0.08 to $0.12 per share as compared to prior guidance of a loss of $0.05 to $0.10 per share. This slight change is primarily related to the impact of recent hurricane activity on tradeshows in the Southeast.
    Full year revenue is expected to increase by a low to mid-single digit rate from the 2004 amount of $785.7 million. Full year segment operating income is expected to increase by a mid-single digit to low-teens rate from $53.4 million in 2004. This improvement is expected to be driven mainly by cost reductions and improved margins at Exhibitgroup.

    Viad's full year guidance is based upon the following segment revenue and operating income expectations.


                              Segment                  Segment
                              Revenue          Operating Income (Loss)
                     -----------------------   -----------------------
                       low-end      high-end     low-end     high-end
                                      ($ in millions)

GES                   $565      to    $575        $43.0   to   $44.0
Exhibitgroup          $175      to    $180        $(5.0)  to   $(3.5)
Travel & Recreation    $72      to     $73        $19.5   to   $20.0


    Bohannon said, "We've realized strong growth in earnings during the first nine months of 2005 as a result of good performance across all of our operating segments. Exhibitgroup's improved operating results are especially impressive. Going forward, we remain focused on cost control, operational improvements and revenue initiatives to preserve our strong year-to-date growth. For the full year, we expect to produce growth of about 30 percent in earnings and earnings per share."

    Conference Call and Web Cast

    Viad Corp will hold a conference call with investors and analysts for a review of third quarter 2005 results on Friday, October 28, 2005 at 9 a.m. (EDT). To join the live conference call, dial (800) 474-8920, passcode 6364176, or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at
(888) 203-1112, passcode 6364176, or visit the Viad Web site and link to a replay of the webcast.
    Viad is an S&P SmallCap 600 company. Major subsidiaries include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward-Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995," Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, and the realization of restructuring cost savings. Actual results could differ materially from those projected in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for convention and event services, existing and new competition, industry alliances, consolidation, and growth patterns within the industries in which Viad competes and any deterioration in the economy may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.
    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.



                      VIAD CORP AND SUBSIDIARIES
            TABLE ONE - QUARTERLY AND YEAR-TO-DATE RESULTS
                              (UNAUDITED)


                                               Three months ended
                                                  September 30,
                                           ---------------------------
(000 omitted, except per
 share data)                                   2005      2004       %
                                           --------- --------- ------


Revenues (Note A)                          $191,137  $218,581  -12.6%
                                           ========= ========= ======


Segment operating income (Note A)           $16,366   $23,529  -30.4%
Corporate activities and minority
 interests                                   (4,103)   (4,085)  -0.4%
Restructuring recoveries (charges),
 net (Note B)                                   230      (850)    NM
Impairment losses (Note C)                     (843)  (87,408)  99.0%
Net interest income (expense)                   348      (394)    NM
                                           --------- --------- ------
Income (loss) before income taxes            11,998   (69,208)    NM
Income tax (expense) benefit                 (2,627)      933     NM
                                           --------- --------- ------
Income (loss) from continuing operations      9,371   (68,275)    NM
Income from discontinued operations
 (Note D)                                     1,328         -     NM
                                           --------- --------- ------
Net income (loss)                           $10,699  $(68,275)    NM
                                           ========= ========= ======

Diluted income (loss) per common share:
  Income (loss) from continuing operations    $0.42    $(3.14)    NM
  Income from discontinued operations          0.06         -     NM
                                           --------- --------- ------
  Net income (loss) per share                 $0.48    $(3.14)    NM
                                           ========= ========= ======

Basic income (loss) per common share:
  Income (loss) from continuing operations    $0.42    $(3.14)    NM
  Income from discontinued operations          0.06         -     NM
                                           --------- --------- ------
  Net income (loss) per share                 $0.48    $(3.14)    NM
                                           ========= ========= ======

Common shares treated as outstanding for net income per share calculations:

  Average outstanding shares                 22,135    21,767    1.7%
                                           ========= ========= ======

  Average outstanding and potentially
   dilutive shares                           22,345    21,767    2.7%
                                           ========= ========= ======


                                                Nine months ended
                                                   September 30,
                                            --------------------------
(000 omitted, except per
 share data)                                    2005      2004       %
                                            --------- --------- ------


Revenues (Note A)                           $667,680  $633,514    5.4%
                                            ========= ========= ======


Segment operating income (Note A)            $61,422   $58,613    4.8%
Corporate activities and minority interests (9,869) (10,442) 5.5% Restructuring recoveries (charges),
 net (Note B)                                    593    (1,703)    NM
Impairment losses (Note C)                      (843)  (87,408)  99.0%
Net interest income (expense)                    760    (1,000)    NM
                                            --------- --------- ------
Income (loss) before income taxes             52,063   (41,940)    NM
Income tax (expense) benefit                 (19,181)   (9,594) -99.9%
                                            --------- --------- ------
Income (loss) from continuing operations      32,882   (51,534)    NM
Income from discontinued operations (Note D)   1,160         -     NM
                                            --------- --------- ------
Net income (loss)                            $34,042  $(51,534)    NM
                                            ========= ========= ======

Diluted income (loss) per common share:
  Income (loss) from continuing operations     $1.48    $(2.37)    NM
  Income from discontinued operations           0.05         -     NM
                                            --------- --------- ------
 Net income (loss) per share                   $1.53    $(2.37)    NM
                                            ========= ========= ======

Basic income (loss) per common share:
  Income (loss) from continuing operations     $1.50    $(2.37)    NM
  Income from discontinued operations           0.05         -     NM
                                            --------- --------- ------
 Net income (loss) per share                   $1.55    $(2.37)    NM
                                            ========= ========= ======

Common shares treated as outstanding for net income per share calculations:

  Average outstanding shares                  22,028    21,726    1.4%
                                            ========= ========= ======

  Average outstanding and
   potentially dilutive shares                22,211    21,726    2.2%
                                            ========= ========= ======

NM = not meaningful




                      VIAD CORP AND SUBSIDIARIES
        TABLE ONE - NOTES TO QUARTERLY AND YEAR-TO-DATE RESULTS
                              (UNAUDITED)

(A) Reportable Segments
                                               Three months ended
                                                  September 30,
                                           ---------------------------
   (000 omitted)                               2005      2004       %
                                           --------- --------- ------

   Revenues:
    GES Exposition Services                $119,591  $140,745  -15.0%
    Exhibitgroup/Giltspur                    27,279    38,129  -28.5%
    Travel and Recreation Services           44,267    39,707   11.5%
                                           --------- --------- ------
                                           $191,137  $218,581  -12.6%
                                           ========= ========= ======

   Segment operating income (loss):
    GES Exposition Services                  $1,545   $11,554  -86.6%
    Exhibitgroup/Giltspur                    (4,236)   (4,947)  14.4%
    Travel and Recreation Services           19,057    16,922   12.6%
                                           --------- --------- ------
                                            $16,366   $23,529  -30.4%
                                           ========= ========= ======

                                                Nine months ended
                                                   September 30,
                                             -------------------------
   (000 omitted)                                 2005      2004      %
                                             --------- --------- -----

   Revenues:
    GES Exposition Services                  $468,361  $441,700   6.0%
    Exhibitgroup/Giltspur                     132,228   130,834   1.1%
    Travel and Recreation Services             67,091    60,980  10.0%
                                             --------- --------- -----
                                             $667,680  $633,514   5.4%
                                             ========= ========= =====

   Segment operating income (loss):
    GES Exposition Services                   $44,441   $46,225  -3.9%
    Exhibitgroup/Giltspur                      (4,079)   (7,880) 48.2%
    Travel and Recreation Services             21,060    20,268   3.9%
                                             --------- --------- -----
                                              $61,422   $58,613   4.8%
                                             ========= ========= =====

(B) Restructuring Charges and Recoveries -- In the third quarter of 2005, Viad reversed a net of $230,000 ($132,000 after-tax) of the restructuring reserves related to certain lease costs that were less than original estimates. Additionally, in the first and second quarters of 2005, a total of $363,000 ($219,000 after-tax) of reserves was also reversed. In the second quarter of 2004, Viad recorded a restructuring charge of $853,000 ($530,000 after-tax) primarily related to planned employee reductions and in the third quarter of 2004 a charge of $850,000 ($530,000 after-tax) related to the consolidation of leased office space.

(C) Impairment Losses -- In the third quarter of 2005, GES' operations in New Orleans were severely impacted by Hurricane Katrina and the related events that occurred. Management has made an estimate of the damage to GES' New Orleans property and has recorded an asset impairment loss related to the net book value of fixed assets and inventory of $843,000 ($508,000 after-tax). In the third quarter of 2004, Viad recorded impairment charges related to Exhibitgroup of $80.4 million ($76.6 million after-tax) and $7.0 million ($4.2 million after-tax) related to goodwill and the intangible trademark asset, respectively.

(D) Income from Discontinued Operations -- In the third quarter of 2005, Viad recorded income from discontinued operations of $1.3 million due to favorable tax settlements. In the first and second quarters of 2005, Viad recorded an aggregate loss from discontinued operations of $168,000 relating to tax matters associated with previously sold operations.




                      VIAD CORP AND SUBSIDIARIES
     TABLE TWO - INCOME BEFORE IMPAIRMENT LOSSES, ADJUSTED EBITDA
                          AND FREE CASH FLOW
                              (UNAUDITED)


                                               Three months ended
                                                   September 30,
                                            --------------------------
(000 omitted)                                  2005      2004       %
                                            -------- --------- ------

Income before impairment losses:
  Income (loss) from continuing operations   $9,371  $(68,275)    NM
  Impairment losses, net of tax                 508    80,831  -99.4%
                                            -------- --------- ------
  Income before impairment losses            $9,879   $12,556  -21.3%
                                            ======== ========= ======

                                               Three months ended
                                                   September 30,
                                            --------------------------
(per diluted share)                            2005      2004       %
                                            -------- --------- ------

Income before impairment losses:
  Income (loss) from continuing operations    $0.42    $(3.14)    NM
  Impairment losses, net of tax                0.02      3.71  -99.5%
                                            -------- --------- ------
  Income before impairment losses             $0.44     $0.57  -22.8%
                                            ======== ========= ======

                                               Three months ended
                                                   September 30,
                                            --------------------------
(000 omitted)                                  2005      2004       %
                                            -------- --------- ------

Adjusted EBITDA:
  Net income (loss)                         $10,699  $(68,275)    NM
  Income from discontinued operations        (1,328)        -     NM
                                            -------- --------- ------
  Income (loss) from continuing operations    9,371   (68,275)    NM
  Impairment losses                             843    87,408   99.0%
  Interest expense                              713       776    8.1%
  Income tax expense (benefit)                2,627      (933)    NM
  Depreciation and amortization               5,585     5,398   -3.5%
                                            -------- --------- ------
  Adjusted EBITDA                           $19,139   $24,374  -21.5%
                                            ======== ========= ======

                                               Three months ended
                                                   September 30,
                                            --------------------------
(000 omitted)                                  2005      2004       %
                                            -------- --------- ------

Free Cash Flow:
  Net cash provided by operating activities  $24,719   $10,520     NM
  Less:
    Capital expenditures                      (3,275)   (3,292)   0.5%
    Dividends paid                              (886)        -     NM
                                            -------- --------- ------
    Free cash flow                           $20,558    $7,228     NM
                                            ======== ========= ======

                                                Nine months ended
                                                   September 30,
                                             -------------------------
(000 omitted)                                   2005      2004       %
                                             -------- --------- ------

Income before impairment losses:
 Income (loss) from continuing operations    $32,882  $(51,534)    NM
 Impairment losses, net of tax                   508    80,831  -99.4%
                                             -------- --------- ------
 Income before impairment losses             $33,390   $29,297   14.0%
                                             ======== ========= ======

                                                Nine months ended
                                                   September 30,
                                             -------------------------
(per diluted share)                             2005      2004       %
                                             -------- --------- ------

Income before impairment losses:
  Income (loss) from continuing operations     $1.48    $(2.37)    NM
  Impairment losses, net of tax                 0.02      3.72  -99.5%
                                             -------- --------- ------
  Income before impairment losses              $1.50    $ 1.35   11.1%
                                             ======== ========= ======

                                                Nine months ended
                                                   September 30,
                                             -------------------------
(000 omitted)                                   2005      2004       %
                                             -------- --------- ------

Adjusted EBITDA:
  Net income (loss)                          $34,042  $(51,534)    NM
  Income from discontinued operations         (1,160)        -     NM
                                             -------- --------- ------
  Income (loss) from continuing operations    32,882   (51,534)    NM
  Impairment losses                              843    87,408   99.0%
  Interest expense                             1,872     1,734   -8.0%
  Income tax expense (benefit)                19,181     9,594  -99.9%
  Depreciation and amortization               16,988    16,195   -4.9%
                                             -------- --------- ------
  Adjusted EBITDA                            $71,766   $63,397   13.2%
                                             ======== ========= ======

                                                Nine months ended
                                                   September 30,
                                             -------------------------
(000 omitted)                                   2005      2004       %
                                             -------- --------- ------

Free Cash Flow:
  Net cash provided by operating activities  $34,359   $32,810    4.7%
  Less:
    Capital expenditures                     (13,921)   (9,266) -50.2%
    Dividends paid                            (2,649)        -     NM
                                             -------- --------- ------
    Free cash flow                           $17,789   $23,544  -24.4%
                                             ======== ========= ======

NM = not meaningful


    CONTACT: Viad Corp, Phoenix
             Carrie Long, 602-207-2681 (Investor Relations) clong@viad.com